                                                                 EXHIBIT 4(a)(i)

                             CROSS-REFERENCE TABLE*

                        TIA Section                     Indenture Section
             Section  310(a)(1)....................  9.09
                         (a)(2)....................  9.09
                         (a)(3)....................  N.A.**
                         (a)(4)....................  N.A.
                         (a)(5)....................  N.A.
                         (b)   ....................  9.08; 9.10
                         (c)   ....................  N.A.
             Section  311(a)   ....................  9.13
                         (b)   ....................  9.13
                         (c)   ....................  N.A.
             Section  312(a)   ....................  7.01
                         (b)   ....................  7.02
                         (c)   ....................  7.02
             Section  313(a)   ....................  7.03
                         (b)(1)....................  N.A.
                         (b)(2)....................  7.03
                         (c)   ....................  1.05; 7.03
                         (d)   ....................  7.03
             Section  314(a)   ....................  1.05; 6.06; 6.08
                         (b)   ....................  N.A.
                         (c)(1)....................  1.02
                         (c)(2)....................  1.02
                         (c)(3)....................  N.A.
                         (d)   ....................  N.A.
                         (e)   ....................  1.02
                         (f)   ....................  N.A.
             Section  315(a)   ....................  9.01; 9.03
                         (b)   ....................  1.02; 9.02
                         (c)   ....................  9.03
                         (d)   ....................  9.03
                         (e)   ....................  8.14
             Section  316(a)(last sentence)........  1.01; 8.12
                         (a)(1)(A).................  8.12
                         (a)(1)(B).................  8.13
                         (a)(2)....................  N.A.
                         (b)   ....................  8.08
                         (c)   ....................  1.04(c)
             Section  317(a)(1)....................  8.03
                         (a)(2)....................  8.04
                         (b)   ....................  6.03
             Section  318(a)   ....................  1.07

* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
** N.A. means Not Applicable.